As filed with the Securities and Exchange Commission on May 2, 2008

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

EMBARQ CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	20-2923630
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

5454 W. 110th Street Overland Park, Kansas	66211
(Address of Principal Executive Offices)	(Zip Code)

Embarq Corporation 2008 Equity Incentive Plan

Embarq Corporation 2008 Employee Stock Purchase Plan

(Full title of the plans)

Claudia S. Toussaint, Esq.

General Counsel and Corporate Secretary

Embarq Corporation

5454 W. 110th Street

Overland Park, Kansas 66211

(Name and address of agent for service)

(913) 323-4637

(Telephone number, including area code, of agent for service)

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer ☒	Accelerated filer ☐	Non-accelerated filer ☐	Smaller reporting company ☐

(Do not check if a smaller reporting company)

CALCULATION OF REGISTRATION FEE

Name of Plan	Title of securities to be registered	Amount to be registered(1)	Proposed maximum offering price per share(2)	Proposed maximum aggregate offering price(2)	Amount of registration fee
Embarq Corporation 2008 Equity Incentive Plan	Common Stock, par value $ 0.01 per share	15,000,000 shares	$39.49	$592,350,000	$23,279.36
Embarq Corporation 2008 Employee Stock Purchase Plan	Common Stock, par value $ 0.01 per share	850,000 shares	$39.49	$33,566,500	$1,319.16
Total:		15,850,000 shares	$39.49	$625,916,500	$24,598.52

(1)	To the extent additional shares of Common Stock may be issued or become issuable as a result of a stock split, stock dividend, recapitalization or any other similar transaction effected without the receipt of consideration that results in an increase in the number of the registrant’s outstanding shares of Common Stock while this registration statement is in effect, this registration statement hereby is deemed to cover all such additional shares of Common Stock in accordance with Rule 416 under the Securities Act of 1933, as amended (the “Securities Act”).
(2)	Estimated solely for the purpose of determining the registration fee pursuant to Rule 457(h)(1) under the Securities Act on the basis of the average of the high and low prices of the Common Stock on New York Stock Exchange on April 29, 2008.

PART I

Information Required in the Section 10(a) Prospectus

The document(s) containing the information specified in Part I will be sent or given to employees as specified by Rule 428(b)(1) of the Securities Act. Such documents are not being filed with the Securities and Exchange Commission (the “Commission”) either as part of this Registration Statement or as prospectuses or prospectus supplements pursuant to Rule 424 of the Securities Act. Such documents and the documents incorporated by reference in this Registration Statement pursuant to Item 3 of Part II hereof, taken together, constitute a prospectus that meets the requirements of Section 10(a) of the Securities Act.

PART II

Information Required in the Registration Statement

Item 3.	Incorporation of Documents by Reference.

We incorporate by reference in this Registration Statement the following documents and information filed by Embarq Corporation (the “Registrant”) with the Commission

•	The Registrant’s Annual Report on Form 10-K for the fiscal year ended December 31, 2007 (File No. 001-32732), as filed with the Commission on February 29, 2008;

•	The Registrant’s Current Reports on Form 8-K, filed with the Commission on March 4, 2008, and May 2, 2008 (File No. 001-32732);

•	The Registrant’s Quarterly Report on Form 10-Q for the fiscal quarter ended March 31, 2008, as filed with the Commission on May 1, 2008 (File No. 001-32732); and

•

The description of the Registrant’s Common Stock contained in the Registrant’s Registration Statement on Form 10 as filed with the Commission on May 2, 2006 (File No. 001-32732) pursuant to Section 12(g) of the Securities and Exchange Act of 1934, as amended (the “Exchange Act”), and any amendment or report filed with the Commission for the purposes of updating such description.

All documents filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act on or after the date of this Registration Statement and prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold shall be deemed to be incorporated by reference in this Registration Statement and to be part hereof from the date of filing of such documents.

Item 4.	Description of Securities.

Not applicable.

Item 5.	Interests of Named Experts and Counsel.

None.

Item 6.	Indemnification of Directors and Officers.

The following summary is qualified in its entirety by reference to the complete text of the statutes referred to below, the Registrant’s certificate of incorporation and bylaws, and the contracts referred to below.

Under Section 145 of the Delaware General Corporation Law, or the DGCL, a corporation may indemnify a director, officer, employee, or agent of the corporation (or other entity if such person is serving in such capacity at the corporation’s request) against expenses (including attorneys’ fees), judgments, fines, and amounts paid in settlement actually and reasonably incurred by the person in connection with any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation), if the person acted in good faith and in a manner the person reasonably believed to be in, or not opposed to, the best interests of the corporation and, with respect to any criminal action or proceeding, had no reasonable cause to believe the person’s conduct was unlawful. In the case of an action brought by or in the right of a corporation, the corporation may indemnify a director, officer, employee, or agent of the corporation (or other entity if such person is serving in such capacity at the corporation’s request) against expenses (including attorneys’ fees) actually and reasonably incurred by the person if the person acted in good faith and in a manner the person reasonably believed to be in, or not opposed to, the best interests of the corporation, except that no indemnification shall be made in respect of any claim, issue, or matter as to which such person shall have been adjudged to be liable to the corporation unless a court determines that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnification for such expenses as the court shall deem proper. Expenses (including attorneys’ fees) incurred by an officer or director in defending any civil or criminal action, suit or proceeding may be paid by the corporation in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking by or on behalf of such director or officer to repay such amount if it shall ultimately be determined that the person is not entitled to be indemnified by the corporation.

Consistent with Section 145 of the DGCL, the Registrant’s bylaws provide that it will indemnify its directors and officers or anyone serving at the Registrant’s request as a director, officer, agent or trustee of another corporation, partnership, joint venture, trust or other enterprise, including service with respect to an employee benefit plan, against expenses, liabilities and losses (including attorneys’ fees, judgments, fines, excise taxes under ERISA or penalties and amounts paid in settlement) actually and reasonably incurred by such indemnitee, to the fullest extent permitted by Delaware law.

In accordance with Section 102(b)(7) of the DGCL, the Registrant’s certificate of incorporation provides that directors shall not be personally liable to the Registrant or its stockholders for monetary damages for breaches of their fiduciary duty as directors, except for liability (1)for breaches of their duty of loyalty to the Registrant or its stockholders, (2) for acts or omissions not in good faith or which involve intentional misconduct or knowing violations of law, (3) under Section 174 of the DGCL (e.g., unlawful payment of dividends), or (4) for transactions from which a director derives an improper personal benefit.

The Registrant’s bylaws provide that it may purchase and maintain insurance on behalf of any person who is or was a director, officer, employee, or agent of the Registrant, or who is or was serving at the Registrant’s request as a director, officer, employee, or agent of another corporation, partnership, joint venture, trust, or other enterprise, against any expense, liability or loss arising out of the person’s status as such, whether or not the corporation would have the power to indemnify such persons against expense, liability or loss. The Registrant is carrying standard directors and officers liability coverage for its directors and officers and the directors and officers of its subsidiaries. Subject to certain limitations and exclusions, the policies will reimburse the Registrant for liabilities indemnified under its bylaws and indemnify the directors and officers against additional liabilities not indemnified under its bylaws.

The Registrant has entered into indemnification agreements with its directors and officers. These agreements provide for the indemnification, to the fullest extent permitted by law but subject to the limitations contained in such agreements, of expenses, judgments, fines, penalties, and amounts paid in settlement incurred by the director or officer in connection with any threatened, pending or completed action, suit or proceeding on account of service as a director, officer, employee or agent of the Registrant (or other entity if at the Registrant’s request).

Item 7.	Exemption from Registration Claimed.

Not applicable.

Item 8.	Exhibits.

The following Exhibits are filed as a part of this registration statement:

Exhibit Number	Description
4.1	Amended and Restated Certificate of Incorporation (incorporated by reference to Exhibit 3.1 to Amendment No. 4 to the Registration Statement on Form 10 (File No. 001-32732), filed with the Commission on May 2, 2006).

4.2	Amended and Restated Bylaws (incorporated by reference to Exhibit 3.1 to the Current Report on Form 8-K (File No. 001-32732), filed with the Commission on July 25, 2006).

5.1	Opinion of Morgan, Lewis & Bockius LLP, with respect to the legality of the securities being registered hereby

23.1	Consent of KPMG LLP

23.2	Consent of Morgan, Lewis & Bockius LLP (included as part of Exhibit 5.1)

24.1	Power of Attorney (included on the signature page to this Registration Statement)

Item 9.	Undertakings.

(a) The undersigned Registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

(i) To include any prospectus required by section 10(a)(3) of the Securities Act;

(ii) To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information in the Registration Statement;

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) of this section do not apply if the registration statement is on Form S-8 and the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the Registrant pursuant to section 13 or section 15(d) of the Exchange Act that are incorporated by reference in the Registration Statement.

(2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant’s annual report pursuant to section 13(a) or section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to section 15(d) of the Exchange Act) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 of may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Overland Park, State of Kansas, on this 2nd day of May, 2008.

EMBARQ CORPORATION

By:	/s/ Thomas A. Gerke
Name:	Thomas A. Gerke
Title:	President and Chief Executive Officer

POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Thomas A. Gerke, Gene M. Betts and Claudia S. Toussaint, or any one of them, his or her true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any registration statement filed pursuant to Rule 462(b) under the Securities Act of 1933, as amended, and any and all amendments (including post-effective amendments) thereto or to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite or necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agents or any of them, their, his, or her, substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Thomas A. Gerke	President, Chief Executive Officer and Director (Principal Executive Officer)	May 2, 2008
Thomas A. Gerke

/s/ Gene M. Betts	Chief Financial Officer (Principal Financial Officer)	May 2, 2008
Gene M. Betts

/s/ Richard B. Green	Controller (Principal Accounting Officer)	May 2, 2008
Richard B. Green

/s/ Peter C. Brown	Director	May 2, 2008
Peter C. Brown

/s/ Steven A. Davis	Director	May 2, 2008
Steven A. Davis

/s/ John P. Mullen	Director	May 1, 2008
John P. Mullen

/s/ William A. Owens	Director	May 2, 2008
William A. Owens

/s/ Dinesh C. Paliwal	Director	May 1, 2008
Dinesh C. Paliwal

/s/ Stephanie M. Shern	Director	May 2, 2008
Stephanie M. Shern

/s/ Laurie A. Siegel	Director	May 2, 2008
Laurie A. Siegel

/s/ Richard A. Gephardt	Director	May 1, 2008
Richard A. Gephardt

EXHIBIT INDEX

Exhibit Number	Description
4.1	Amended and Restated Certificate of Incorporation (incorporated by reference to Exhibit 3.1 to Amendment No. 4 to the Registration Statement on Form 10 (File No. 001-32732), filed with the Commission on May 2, 2006).

4.2	Amended and Restated Bylaws (incorporated by reference to Exhibit 3.1 to the Current Report on Form 8-K (File No. 001-32732), filed with the Commission on July 25, 2006).

5.1	Opinion of Morgan, Lewis & Bockius LLP, with respect to the legality of the securities being registered hereby

23.1	Consent of KPMG LLP

23.2	Consent of Morgan, Lewis & Bockius LLP (included as part of Exhibit 5.1)

24.1	Power of Attorney (included on the signature page to this Registration Statement)